Exhibit 99.1

Cerus Corporation Announces First Quarter 2023 Financial Results

Reiterating Full-Year 2023 Product Revenue Guidance Range of $165-170 Million

CONCORD, CA, May 4, 2023 - Cerus Corporation (Nasdaq: CERS) today announced financial results for the first quarter ended March 31, 2023.

Recent highlights include:

•
First quarter 2023 total revenue of $38.5 million was comprised of (in thousands, except %):

	Three Months Ended
	March 31,		Change
	2023	2022	$	%
Product Revenue	$ 30,974	$ 37,444	$ (6,470)	-17%
Government Contract Revenue	7,502	5,576	1,926	35%
Total Revenue	$ 38,476	$ 43,020	$ (4,544)	-11%

•
The Company is reiterating its full-year 2023 annual product revenue guidance range of $165 million to $170 million.
•
Completed successful debt refinancing, providing for longer time before principal repayments are required, company options for an additional $20 million and expansion of the revolving line of credit up to $35 million.
•
Received Medical Device Regulation (MDR) certification for INTERCEPT platelets processing sets.
•
Submitted INTERCEPT platelets dossier to the Chinese regulatory authority, the National Medical Products Administration (NMPA).
•
Cash, cash equivalents, and short-term investments were $94.7 million at March 31, 2023.

“With anticipated first-quarter headwinds largely behind us as more normalized customer order patterns resume, we continue to be optimistic about our return to growth for the duration of 2023, supporting our full-year product revenue guidance of $165-170 million,” said William “Obi” Greenman, Cerus’ president and chief executive officer. “The INTERCEPT Blood System continues to be the technology of choice in the U.S. for platelet safety, and we expect to see continued adoption in other geographies this year as well.”

“We have multiple commercial milestones on tap this year, including ongoing roll-out of INTERCEPT platelets in Canada as well as regulatory progress in China via our joint venture. We remain committed to achieving adjusted EBITDA breakeven this year which, combined with our strong balance sheet and recently completed debt refinancing, would put us in a strategically strong position. Accordingly, this would allow us to reinvest cash flows into continued growth, margin expansion and scale, and new product development,” Greenman continued.

Revenue

Product revenue during the first quarter of 2023 was $31.0 million, compared to $37.4 million during the prior year period. The decrease in product revenue was driven primarily by the anticipated short-term U.S. customer inventory drawdown, discussed during the Company’s fourth-quarter 2022 call. The Company expects that this dynamic has largely played out.

First-quarter 2023 government contract revenue was $7.5 million, compared to $5.6 million during the prior year period. Reported government contract revenue in the first quarter 2023 increased versus the prior year period primarily due to funding associated with development of a lyophilized INTERCEPT Fibrinogen Complex. In addition to this funding, our government contract revenue was comprised of funding associated with research and development (R&D) activities related to the INTERCEPT Blood System for Red Blood Cells as well as efforts related to the development of next-generation pathogen reduction technology to treat whole blood.

Product Gross Profit & Margin

Product gross profit for the first quarter of 2023 was $17.3 million, down by 11% over the prior year period. Product gross margin for the first quarter of 2023 was 55.8% compared to 51.7% for the first quarter of 2022. The first quarter of 2023 represents the fifth consecutive quarter of gross margin expansion. The Company expects that a number of initiatives aimed at lowering cost of goods sold will contribute to continued margin expansion over time.

Operating Expenses

Total operating expenses for the first quarter of 2023 were $38.9 million compared to $34.8 million for the same period of the prior year, reflecting a year-over-year increase of 12%.

Selling, general, and administrative (SG&A) expenses for the first quarter of 2023 totaled $21.6 million, compared to $20.7 million for the first quarter of 2022. The year-over-year increase in SG&A expenses for the first quarter was tied to investments in field-based personnel in support of commercial growth, costs of attracting and retaining our employees, legal fees, and non-cash stock-based compensation.

R&D expenses for the first quarter of 2023 were $17.4 million, compared to $14.1 million for the first quarter of 2022. The year-over-year increase in R&D expenses in the first quarter was tied to the development of our next-generation illuminator and increased clinical research activities.

Net Loss Attributable to Cerus Corporation

Net loss attributable to Cerus Corporation for the first quarter of 2023 was $15.6 million, or $0.09 per basic and diluted share, compared to a net loss attributable to Cerus Corporation of $12.3 million, or $0.07 per basic and diluted share, for the first quarter of 2022.

Non-GAAP Adjusted EBITDA

Non-GAAP Adjusted EBITDA for the first quarter of 2023 was negative $9.8 million, compared to non-GAAP Adjusted EBITDA of negative $3.7 million for the first quarter of 2022. For additional information, please see definitions and the reconciliation of this non-GAAP measure to net loss attributable to Cerus Corporation accompanying this release.

Balance Sheet & Cash Use

At March 31, 2023, the Company had cash, cash equivalents and short-term investments of $94.7 million, compared to $102.2 million at December 31, 2022.

As of March 31, 2023, the Company had $55.0 million outstanding on its term loan and $18.0 million drawn on its revolving credit facility. The Company has access to $17 million under its revolving line of credit.

For the first quarter of 2023, net cash used in operating activities totaled $8.5 million as compared to $21.5 million during the prior year period, primarily due to the timing of cash collections and payments, offset by continued inventory related purchases.

Reiterating 2023 Product Revenue Guidance

The Company expects full-year 2023 product revenue will be in the range of $165-$170 million, underscoring a return to growth with the short-term customer inventory drawdown largely complete.

Quarterly Conference Call

The Company will host a conference call at 4:30 P.M. EDT this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir.

A replay will be available on Cerus’ website approximately three hours after the call through May 18, 2023.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE Mark and FDA approval for these two blood components. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the US. Also in the US, the INTERCEPT Blood System for Cryoprecipitation is approved for the production of INTERCEPT Fibrinogen Complex, a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to Cerus’ 2023 annual product revenue guidance; Cerus’ ability to return to growth for the duration of 2023; Cerus’ expectations regarding continued adoption of its products in non-US geographies in 2023; Cerus’ ability to meet commercial milestones in 2023, including the ongoing roll-out of INTERCEPT platelets in Canada and regulatory progress in China via its joint venture; Cerus’ ability to reinvest in continued growth, including margin expansion and scale and new product development; Cerus’ expectations regarding the U.S. customer inventory drawdown having been largely completed; Cerus’ expectations regarding continued margin expansion; Cerus’ access to $17 million under its revolving line of credit; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2023 annual product revenue guidance, (b) effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, (e) effectively expand its commercialization activities into additional geographies and/or (f) realize any revenue contribution from its pipeline product candidates, whether due to Cerus’ inability to obtain regulatory approval of its pipeline programs, or otherwise; risks associated with the ultimate duration and severity of the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results such as the current and potential additional disruptions to the U.S. and EMEA blood supply resulting from the evolving effects of the COVID-19 pandemic; risks associated with Cerus’ lack of longer-term commercialization experience with the INTERCEPT Blood System for Cryoprecipitation and in the United States generally, and its ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to the highly concentrated market for the INTERCEPT Blood System; risks related to how any future platelet additive solution (PAS) supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including IFC for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (b) additional manufacturing site Biologics License Applications necessary for Cerus to more broadly distribute the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, (c) Cerus may be unable to complete enrollment in its ReCePI and RedeS studies in a timely manner or at all, and (d) Cerus may be unable to obtain the requisite regulatory approvals to advance its pipeline programs and bring them to market in a timely manner or at all; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from the evolving effects of the COVID-19 pandemic, rising interest rates, inflation or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving impact of macroeconomic developments, including the ongoing conflict in Ukraine and the evolving effects of the COVID-19 pandemic, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with Cerus’ ability to access additional funds under its revolving line of credit and to meet its debt service obligations, and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Use of Non-GAAP Financial Measures

Cerus has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including adjusted EBITDA. We define adjusted EBITDA as net income (loss) attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude (i) net income (loss) attributable to noncontrolling interest, (ii) provision for (benefit from) income taxes, (iii) foreign exchange (loss)/gain, (iv) interest expense, (v) other income (expense), net (vi) depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China, and (x) revenue and direct costs associated with our government contracts. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.

Contact:

Jessica Hanover – Vice President, Corporate Affairs

Cerus Corporation

925-288-6137

Supplemental Tables

Three Months Ended
March 31,
2023 vs. 2022
Platelet Kit Growth
North America	-28%
International	-5%
Worldwide	-21%
Change in Calculated Number of Treatable Platelet Doses*
North America	-30%
International	-7%
Worldwide	-22%

* Dose treatable calculation based on the number of kits sold and the product configuration (single, double, and triple dose kits)

Cerus Corporation

REVENUE BY REGION

(in thousands, except percentages)

	Three Months Ended
	March 31,		Change
	2023	2022	$	%
North America	$ 16,618	$ 22,198	$ (5,580)	-25%
Europe, Middle East and Africa	14,028	14,802	(774)	-5%
Other	328	444	(116)	-26%
Total product revenue	$ 30,974	$ 37,444	$ (6,470)	-17%

CERUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

	Three Months Ended
	March 31,
	2023	2022
Product revenue	$ 30,974	$ 37,444
Cost of product revenue	13,687	18,076
Gross profit on product revenue	17,287	19,368
Government contract revenue	7,502	5,576
Operating expenses:
Research and development	17,384	14,057
Selling, general and administrative	21,551	20,735
Total operating expenses	38,935	34,792
Loss from operations	(14,146)	(9,848)
Total non-operating expense, net	(1,418)	(2,360)
Loss before income taxes	(15,564)	(12,208)
Provision for income taxes	77	76
Net loss	(15,641)	(12,284)
Net loss attributable to noncontrolling interest	(22)	—

Net loss attributable to Cerus Corporation	$ (15,619)	$ (12,284)
Net loss per share attributable to Cerus Corporation:
Basic and diluted	$ (0.09)	$ (0.07)
Weighted average shares outstanding:
Basic and diluted	178,273	174,478

Cerus Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2023	2022
	(unaudited)
ASSETS
Current assets:

Cash and cash equivalents	$ 27,604	$ 35,585
Short-term investments	67,076	66,569
Accounts receivable	25,242	34,426
Inventories	36,614	29,003
Prepaid and other current assets	5,680	4,561
Total current assets	162,216	170,144
Non-current assets:
Property and equipment, net	10,831	10,969
Operating lease right-of-use assets	12,313	12,512
Goodwill	1,316	1,316
Restricted cash and other assets	22,660	23,151

Total assets	$ 209,336	$ 218,092

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

Accounts payable and accrued liabilities	$ 55,723	$ 58,205

Debt – current	18,000	56,159
Operating lease liabilities – current	2,157	2,105
Deferred product revenue – current	1,693	589
Total current liabilities	77,573	117,058
Non-current liabilities:
Debt – non-current	54,827	13,644
Operating lease liabilities – non-current	14,960	15,329
Other non-current liabilities	2,414	3,499
Total liabilities	149,774	149,530

Stockholders' equity:	58,632	67,610
Non-controlling interest	930	952

Total liabilities and stockholders' equity	$ 209,336	$ 218,092

CERUS CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended
	March 31,
	2023	2022
Net loss attributable to Cerus Corporation	$ (15,619)	$ (12,284)

Adjustments to net loss attributable to Cerus Corporation:
Net loss attributable to noncontrolling interest	(22)	—
Provision for income taxes	77	76
Total non-operating expense, net (i)	1,418	2,360
Loss from operations	(14,146)	(9,848)

Adjustments to loss from operations:
Operating depreciation and amortization	1,006	1,079
Government contract revenue (ii)	(7,502)	(5,576)
Direct expenses attributable to government contracts (iii)	5,176	4,258
Share-based compensation (iv)	5,669	6,426
Costs attributable to noncontrolling interest (v)	43	—
Non-GAAP adjusted EBITDA	$ (9,754)	$ (3,661)

i. Includes interest income/expense and foreign exchange gains/losses.

ii. Represents revenue related to the cost reimbursement provisions under our government contracts.

iii. Represents the direct expenses attributable to work supporting government contracts, which are reimbursed and reflect under government contract revenue in the condensed consolidated statement of operations.

iv. Represents non-cash stock-based compensation.

v. Represents costs associated with the noncontrolling interest in Cerus Zhongbaokang (Shandong) Biomedical Co., LTD.